UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 4, 2006

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 4, 2006, Chemtura Corporation (the “Company”) issued a press release (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing that on October 2, 2006 the Company entered into an agreement with class counsel whereby the Company has agreed to pay $51 million to resolve the claims asserted in the consolidated rubber chemicals direct purchaser lawsuit previously disclosed in the Company’s periodic reports filed pursuant to the Securities Exchange Act of 1934 (the “Settlement”).  The Settlement, which will be paid in the fourth quarter of 2006, is subject to court approval and when combined with settlements with other entities, means that the Company has now resolved over 90 percent of its exposure with respect to United States rubber chemicals claims.  In anticipation of the Settlement, the Company added $12.2 million to its existing rubber chemicals reserves in the third quarter of 2006.

*  *  *

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated October 4, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Karen R. Osar
Name:	Karen R. Osar
Title:	Executive Vice President and Chief Financial Officer

Date:  October 4, 2006

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Press Release dated October 4, 2006.